CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:  March 24, 2004



                                          /s/Robert A. Bourne
                                          -----------------------------------
                                          Name: Robert A. Bourne
                                          Title:President and Treasurer

                                          A  signed  original  of  this  written
                                          statement  required by Section 906 has
                                          been provided to CNL Income Fund, Ltd.
                                          and  will be  retained  by CNL  Income
                                          Fund,   Ltd.  and   furnished  to  the
                                          Securities and Exchange  Commission or
                                          its staff upon request.